                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                         OF CENTRACK INTERNATIONAL, INC.

        This Plan of Complete Liquidation and Dissolution (the "Plan") is
intended to accomplish the complete liquidation and dissolution of Centrack
International, Inc., a Delaware corporation (the "Company").  The Board of
Directors of the Company has adopted a resolution recommending that the Company liquidate and dissolve.  This Plan has been approved and adopted by the Board of
Directors of the Company as being in the best interest of the Company and its shareholders.  The Board of Directors has directed that this Plan be submitted to the Company's shareholders for approval and adoption.

         1.      Approval and Adoption of Plan.  This Plan shall be adopted and become effective when all of the following steps have been completed:

                1.1    Special Meeting of Shareholders.  The Board of Directors
         shall have called a Special Meeting of the Shareholders of the Company for the purpose of allowing the shareholders to vote on the question of the liquidation of the Company and its dissolution pursuant to Section
         275 of the Delaware General Corporation Law, or shall have otherwise submitted such question to a vote of the shareholders of the Company
         (the "Shareholder Submission").

                1.2    Adoption of This Plan by Shareholders. The shareholders
         of the Company shall have approved such liquidation and dissolution and shall have adopted this Plan, in each case by an affirmative vote of the holders of stock entitled to cast at least a majority of the voting power of all the outstanding shares of capital stock of the Company entitled to vote thereon.

         2.      Purpose of Plan; Amendment. This Plan is intended to be a plan of complete liquidation and dissolution, and is intended to effect a dissolution of the Company pursuant to the Delaware General Corporation Law.  Subject to any
rights of third parties, the Board of Directors may, notwithstanding shareholder authorization of the Plan and of the dissolution of the Company, abandon the proposed liquidation and dissolution set forth in this Plan without further action by the shareholders, in accordance with Section 275(e) of the Delaware
General Corporation Law and Section 5 hereof.

         3.      Liquidation Procedure. The steps set forth below shall be
completed as expeditiously as practicable after adoption of the Plan by the shareholders of the Company:

                3.1   The sale or disposition of the remaining assets of the
         Company;

                3.2   The payment, or the making of adequate provision for
         payment, of all debts and liabilities of the Company, including all expenses of the liquidation and dissolution provided for in this Plan to the extent of available funds in the Company;

                3.3   If and to the extent deemed necessary by the Board of
         Directors and subject to the availability of funds, the establishment and setting aside of a reasonable amount (the "Contingency Reserve") to meet claims against the Company, including ascertained or contingent liabilities and expenses;

                3.4   The cessation of all of the business activities of the
         Company and the withdrawal of the Company from any jurisdiction in which it is qualified to do business; and

                3.5   The filing of a Certification of Dissolution of the
         Company, when appropriate, pursuant to Section 275 of the Delaware
         General Corporation Law and the completion of all actions that may be necessary or appropriate to dissolve and terminate the corporate existence of the Company.

         4.     Escrow Account or Liquidating Trust.  Except as may be limited by law, if the Board of Directors shall deem it necessary and advisable in order to effect the completion of this Plan, it may establish an escrow account or liquidating trust for the purpose of finally distributing the assets of the
Company and for maintaining the Contingency Reserve out of which may be paid any contingent liabilities, including but not limited to those arising under workers' compensation or environmental laws, which arise after the dissolution of the Company.  Any escrow account or liquidating trust shall be established and maintained at a bank or other financial institution whose deposits are insured by the FDIC and which shall be selected by the Board of Directors.  At the time an escrow account or liquidating trust is established, the Board of
Directors shall appoint such person or persons as it deems appropriate to serve as the escrow agent or trustee.

         5.     Abandonment of Plan.  The Board of Directors shall have the authority to abandon the Plan and all action contemplated thereunder.  Upon such abandonment, the Plan shall be void.

         6.      Authority of Officers. The adoption of the Plan by its
shareholders shall constitute full and complete authority for the Board of
Directors and the proper officers of the Company, without further shareholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which such officers deem necessary or appropriate: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, (ii) to satisfy or provide for the satisfaction of the obligations of the Company, (iii) to distribute all of the assets of the Company to its shareholders or for their benefit to the extent provided above and (iv) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business.

         7.      Indemnification. The Company shall indemnify each of its
Directors, officers, employees and agents, trustees, escrow agents and any other adviser engaged by the Company (the words "he," "his," "him," and "person" being used hereafter in this paragraph to refer to such indemnified person and entity), against all liabilities and expenses, including amounts paid in satisfaction or judgments in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceedings by the Company or any other person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or while engaged by the Company or thereafter and whether in connection with the liquidation of the Company or otherwise, by reason of his being or having been such a director or trustee, director, officer, employee or agent, except with respect to any matter as to which (i)
his action or failure to act was material to the cause of action so adjudicated and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper benefit in money, property or services or (iii) in the case of any criminal action or proceeding, he had reasonable cause to believe that his action or failure to act was unlawful;
provided, however, that as to any proceeding by or in the right of the Company, indemnification may not be made in respect of any proceeding in which such director or trustee, director, officer, employee or agent, shall have been adjudged to be liable to the Company. The Board of Directors may make advance payments in connection with the indemnification under this paragraph, provided that the indemnified director, trustee, officer, employee or agent shall have given a written affirmation of his good faith belief that he meets the standard of conduct necessary for indemnification and a written undertaking to reimburse the Company in the event it is subsequently determined that he is not entitled to such indemnification. Indemnification under this section shall be to the fullest extent allowed under the Delaware General Corporation Law.

         In the event the Company's assets are insufficient to satisfy its indemnification obligation hereunder, the stockholders shall indemnify the person entitled to indemnification hereunder to the extent that any distributions received by such stockholders exceed the amount which properly could have been distributed.

         The foregoing indemnification provisions shall survive the liquidation and termination of the Company.  The rights accruing to any director, trustee, officer, employee or agent under this Section 7 shall not exclude any other right to which he may be lawfully entitled.

         8.     Employee Incentive Compensation and Retirement Plans.  The Board
of Directors is authorized to take such actions as it deems appropriate with respect to the Company's employee incentive compensation and retirement plans.

Centrack International, Inc.                                          2/27/00